As filed with the Securities and Exchange Commission on March 8, 2005
                                              Registration No. 033-61233



              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1

                                     TO

                                  FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    -----------------------------------
                           GREY GLOBAL GROUP INC.
           (Exact name of registrant as specified in its charter)

              DELAWARE                                 13-0802840
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                Identification No.)

                              777 THIRD AVENUE
                          NEW YORK, NEW YORK 10017
           (Address of registrant's principal executive offices)

              GREY ADVERTISING INC. 1994 STOCK INCENTIVE PLAN
                         (Full title of the plans)

                              JOHN A. GRUDZINA
                         C/O GREY GLOBAL GROUP INC.
                              777 THIRD AVENUE
                          NEW YORK, NEW YORK 10017
                  (Name and address of agent for service)

                                212-546-2000
       (Telephone number, including area code, of agent for service)

                       RECENT EVENTS: DEREGISTRATION

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (registration number 033-61233) (the "Registration Statement") filed with the Securities and Exchange Commission on July 21, 1995, which registered 250,000 shares of common stock, par value $0.01 per share (the "Common Stock") of Grey Global Group Inc. (the "Company").

     On March 7, 2005, the Company completed a merger transaction (the "Merger") with WPP Group plc. The Merger was approved by the Company's stockholders at a special meeting of stockholders held on March 3, 2005. As a result of the Merger, shares of Common Stock have been converted into the right to receive $1,005 in cash or 21.746 WPP ADRs (or WPP ordinary shares underlying the ADRs), based on the election of the holder thereof and subject to proration procedures designed to ensure that 50% of the Company's shares were converted into the cash consideration and 50% of the Company's shares were converted into the share consideration in the Merger.

     In connection with the Merger, the Company has terminated its offering of its Common Stock pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering, the Company hereby removes from registration all Common Stock registered under the Registration Statement which remain unsold as of the date hereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 8th day of March, 2005.

                                            GREY GLOBAL GROUP INC.



                                               /s/ Steven G. Felsher
                                            --------------------------------
                                            By:    Steven G. Felsher
                                            Title: Vice Chairman, Chief
                                                   Financial Officer and
                                                   Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                             Title                                       Date
          ---------                             -----                                       ----
  /s/ Edward H. Meyer         Chairman, President, Chief Executive                     March 8, 2005
  -------------------------   Officer and Director (Principal
  Edward H. Meyer             Executive Officer)



  /s/ Steven G. Felsher       Vice Chairman, Chief Financial Officer                   March 8, 2005
  -------------------------   and Treasurer
  Steven G. Felsher           (Principal Financial Officer)


  /s/ Lester M. Feintuck      Senior Vice President and Chief                          March 8, 2005
  -------------------------   Accounting Officer (Principal Accounting
  Lester M. Feintuck          Officer)


  /s/ Paul W. G. Richardson
  -------------------------   Director
  Paul W. G. Richardson                                                                March 8, 2005


  /s/ Kevin Farewell
  -------------------------   Director                                                 March 8, 2005
  Kevin Farewell


  /s/ Tom Lobene
  -------------------------   Director                                                 March 8, 2005
  Tom Lobene


  /s/ Thomas O. Neuman
  -------------------------   Director                                                 March 8, 2005
  Thomas O. Neuman